Exhibit 10.4.3

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE

Page 1 of 2

2. AMENDMENT/MODIFICATION NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. *(If applicable)*
0015	06/01/2007		

6. ISSUED BY CODE 00001
FCC /Contracts and Purchasing Center
445 12th St., SW,
Washington, DC 20554

7. ADMINISTERED BY *(If other than Item 6)* CODE

8. NAME AND ADDRESS OF CONTRACTOR *(No., street, county, State and Zip Code)*

Neustar, Inc.
46000 Center Oak Plaza
Sterling, VA 20166

CODE * FACILITY CODE

9A. AMENDMENT OF SOLICITATION NO.

9B. DATED *(SEE ITEM 11)*

(X) 10A. MODIFICATION OF CONTRACT/ORDER NO. CON03000016

(X) 10B. DATED *(SEE ITEM 13)*

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA *(If required)*
No Funding Information

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS.
IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	
☐	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
☐	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
✓	D. OTHER *(Specify type of modification and authority)* FAR 1.6 "Authority of the Contracting Officer"

E. IMPORTANT: Contractor [X] is not, [ ] is required to sign this document and return _____ copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION *(Organized by UCF section headings, including solicitation/contract subject matter where feasible.)*
The purpose of this modification is to accept and incorporate Change Order Proposal (COP) Number 11 into the contract. COP # 11 is accepted at a cost of $ 5,224.00. A copy of the respective COP is attached. Funding will be via NANPA and will be paid by FCC Billing & Collection Agent, Welch & Co.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER *(Type or print)*		16A. NAME AND TITLE OF CONTRACTING OFFICER *(Type or print)* Anthony Wimbush	
15B. CONTRACTOR/OFFEROR ____________ *(Signature of person authorized to sign)*	15C. DATE SIGNED	16B. United States of America BY Anthony S. Wimbush *(Signature of Contracting Officer)*	16C. DATE SIGNED 06/01/2007

NSN 7540-01-152-8070
PREVIOUS EDITION UNUSABLE

STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA FAR (48 CFR) 53.243

Line Item Summary
Document Number
CON03000016/0015
Title
NANP Administrator
Page
2of2
Line Item Number
Oelivery Date Description (Start date to End date)
Questions maybe addressed to Tony Wimbush @ anthony.wimbush@fcc.gov.
Quantity
Unit of Issue
Unit Price
Total Cost
No Changed Line Item Fields
Previous Total:
Modification Total: Grand Total:

NANP Administration Services
Scope of Work Change Proposal # 11
Incorporation of State-Specific CO Office Code
Part 1/Part 3 Reports into the
NANP Administration System (NAS)
May 4, 2007

NeuStar, Inc.	46000 Center Oak Plaza Sterling, VA 20166

NANPA — Scope of Work Change #11 Proposal — NANPA Recommendation
Table of Contents

1 Introduction	1
1.1 Purpose and Scope	1
1.2 Modification of the NANPA System	1
2 NANPA Recommended Scope of Work Change	2
3 NeuStar’s Proposed Solution	2
4 Assumptions and Risks	3
5 Cost Assumptions and Summary	4
6 Conclusion	4

© NeuStar, Inc. 2007	iii

NANPA — Scope of Work Change #11 Proposal — NANPA Recommendation
1 Introduction
1.1 Purpose and Scope
In accordance with NeuStar’s contract1 and our constant effort to provide the best support and value to both the Federal Communications Commission (FCC) and the telecommunications industry, NeuStar, as the North American Numbering Plan Administrator (NANPA), hereby submits this scope of work change to the FCC for approval. This scope of work change is in compliance with NANPA’s Change Management protocol and most importantly per requirements as outlined in NANP Administrator Solicitation SOL03000001, Section H.9, Item 5, which states the following:
“If and when a change to the NANPA system is adopted by the NANC or the INC, the contractor’s liaison shall ensure that the proposed change is forwarded to the Contracting Officer and the Contracting Officer’s Technical Representative (COTR). No change shall be binding until such modification is issued, nor shall the Government be liable for any costs associated with a system change until such modification is issued.”
1.2 Modification of the NANPA System
The need for changes to the NANPA system may result from interaction between the North American Numbering Council (NANC), the Industry Numbering Committee (INC), the FCC, and the NANPA or from technological evolution. These changes are usually to improve system operation and/or address processing problems to fix unforeseen system responses. The FCC acknowledges the importance of the interaction of the parties for developing system enhancements and fixes. For the changes to be properly acknowledged and fiscally addressed in the context of the contract, all such system changes should be approached through the following steps:
1.	Either the contractor, the NANC, the INC or the FCC may identify a need for change to the NANPA system.

2.	All parties may discuss the needed change and address possible solutions.

3.	The NANC, the INC or the FCC may request the contractor to propose a solution to affect the change. The contractor shall develop a solution and alternatives if feasible, and associated cost of each solution. The contractor shall submit the proposal(s) and associated cost information to the NANC for review.

4.	The NANC may adopt one of the proposed changes or return the proposal to the contractor for further development/clarification.

5.	If and when a change to the NANPA system is adopted by the NANC or the INC, the contractor’s liaison shall ensure that the proposed change is forwarded to the Contracting Officer and the Contracting Officer’s Technical Representative (COTR). No change shall be binding until such modification is issued, nor shall the Government be liable for any costs associated with a system change until such modification is issued.

1   Contract Number CON03000016 and the NANPA Technical Requirements Document, March 2003.

© NeuStar, Inc. 2007	1

NANPA — Scope of Work Change #11 Proposal — NANPA Recommendation
This document provides detailed information pertaining to a NANPA recommendation originally presented to the Numbering Oversight Working Group (NOWG) on March 20, 2007. This change order document covers the required subject matters such as explaining the new requirements proposed solution, risks and assumptions and costs.
2 NANPA Recommended Scope of Work Change
Presently, NANPA generates two reports that are sent via email to authorized state regulators. The Part 1 Report provides specific information found on the central office (CO) code application submitted by a service provider (Attachment 1). The Part 3 Report provides specific information found on the Part 3 processed by NANPA in response to the submitted Part 1 (Attachment 2). The information contained in these reports is available in the NANP Administration System (NAS) to registered state regulatory users.
These two reports are distributed to state regulators who have indicated their desire to receive these reports via email. Only regulators from states with appropriate confidentiality protections in place are permitted to receive the reports. The reports are distributed on a daily, weekly or monthly basis. The individual recipient indicates the frequency that he/she desires to receive the report. Recipients may receive either one or both reports.
In 2005 and 2006, NANPA distributed approximately 15,000 Part 1 and Part 3 Reports to over 30 states. The states use these reports to monitor central office code assignment activity within their respective NPAs.
Although the information comes from NAS, the reports and emails are generated by an external server. This server contains software that schedules and distributes the reports via email. The server is over seven years old and the software used to schedule the reports is no longer supported by the vendor. Change Order 11 proposes to eliminate the use of this server and associated software and incorporate this functionality into NAS.
3 NeuStar’s Proposed Solution
NAS will create and forward via email the Part 1 and Part 3 Reports that are presently generated by the external server. Specifically, NAS will generate the Part 1 Report for each identified recipient for their respective state NPAs and email that report to the state regulator on a scheduled basis (daily, weekly or monthly). The Part 1 Report schedule will be maintained in NAS. NAS will also generate the Part 3 Report for each identified recipient for their respective state NPAs and email that report on a scheduled basis (daily, weekly or monthly). The Part 3 Report schedule will be maintained in NAS.
Reports will be generated on a daily (run during non-business hours for the previous day), weekly (run on Saturday during non-business hours for the preceding seven day period) and monthly (run on the 1st of every month, for the preceding month, during non-business hours).
Both the Part 1 Report found in NAS and the Part 1 Report sent to the state regulator will be modified by adding an additional column to appear after the NXX. The column will be labeled

© NeuStar, Inc. 2007	2

NANPA — Scope of Work Change #11 Proposal — NANPA Recommendation
“Pooling Pass-Thru.” To determine if the application is a pooling pass thru, NAS will look at the data field “Pooling Pass-Thru” as completed by the NANPA Code Administrator. Should the Code Administrator checked “YES” on the “Pooling Pass-Thru” field, then a “Y” will appear in the column. Should the Code Administrator checked “NO” on the “Pooling Pass-Thru” field, then an “N” will appear in the column. This enhancement will allow state regulators to identify code requests that have come through the National Pooling Administrator versus requests made directly to NANPA.
NANPA will maintain an Excel file that identifies the recipients of the reports and the requested delivery interval. The file will contain the state identification (e.g., VA), the recipient’s name, the recipient’s NAS Login ID, the report type (Part 1 and/or Part 3) and the scheduled time frame for delivery (daily, weekly, or monthly). The NAS Login ID will be used to identify the recipient’s email address as contained in their NAS user profile. All recipients of these reports will be required to be NAS “state regulator” registered users. NANPA will update this spreadsheet on an as-needed basis and have the capability to upload this file into NAS at any time.
4 Assumptions and Risks
As part of the NANPA’s assessment of this change order, NANPA is required to identify the associated assumptions and risks that can have an impact on its operations.
Assumptions:
•	NANPA will continue to use the existing process for receiving state user requests to have the Part 1 and/or Part 3 Reports emailed to them as well as verify that the state has appropriate confidentiality protections in place.
•	Current recipients of the reports who are not registered NAS users will be required to register in NAS in order to continue to receive the reports. Appropriate notification will be provided to those recipients.
•	The Part 1 and Part 3 Reports presently available in NAS will continue to be available to authorized state users. Further, the Part 1 Report in NAS will be enhanced with the data field for identifying “pooling pass thru” applications.
Risks:
•	Potential errors could occur when updating the spreadsheet containing the list of recipients for the reports, resulting in the reports being delayed or not being sent.
•	State recipients will need to ensure their NAS user registration remains current in order for the reports to be sent to them. The users are notified in advance when their registration is to expire. If the user allows their registration to expire (e.g., the user fails to reset their password when it expires), the user will not receive the reports.

© NeuStar, Inc. 2007	3

NANPA — Scope of Work Change #11 Proposal — NANPA Recommendation
5 Cost Assumptions and Summary
The proposed solution for implementation of the NANPA recommendation requires changes in NAS in order for the impacted Part 1 and Part 3 Reports to be produced and emailed on a scheduled basis by NAS. NANPA has determined that the cost associated with implementing this change in NAS is $5,224.00.
6 Conclusion
NeuStar, as the NANPA, hereby seeks the FCC’s approval for this Scope of Work Change. Upon approval by the FCC, NANPA can notify the industry that it is accommodating this Scope of Work change order.

© NeuStar, Inc. 2007	4

NANPA — Scope of Work Change #11 Proposal — NANPA Recommendation
Attachment 1 — Part 1 Report
Part One Report For: State Name

ROUESTED
			APP		COMPANY	RATE	SWITCH	SUBMIT	EFFECTIVE	CONTACT					E-	Tracking
ST	NPA	NXX	TYPE	OCN	NAME	CENTER	CLLI	DATE	DATE	NAME	CITY	ST	ZIP	PHONE	MAIL	No.

© NeuStar, Inc. 2007	1

NANPA — Scope of Work Change #11 Proposal — NANPA Recommendation
Attachment 2 — Part 3 Report
Part Three Report for: State Name

STATE	NPA	NXX	SWITCH CLLI	OCN NAME	RATE CENTER	TRACKING NUMBER	STATUS	EFFECTIVE DATE	DATE RECEIVED	APP TYPE

© NeuStar, Inc. 2007	2